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                                                 EXHIBIT 10 (c) - #2

                              SECRETARIAL CERTIFICATION
                              BOARD OF DIRECTORS MEETING
                              TCF FINANCIAL CORPORATION
                                   OCTOBER 22, 1996

                                16b-3 CHANGES TO PLANS


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    Following discussion, and upon motion duly made, seconded and carried, the following resolutions were adopted:


    WHEREAS, the Board has authority to amend the TCF Financial Executive Deferred Plan (under Section 12 thereof), the Senior Officer Deferred Plan (under section 11 thereof) and the TCF Directors Deferred Compensation Plan (under Section 13 thereof) and a sub-committee consisting of the non-employee members (as defined under Rule 16b-3 of the Securities and Exchange Commission (the "SEC")) of the Personnel/Affirmative Action Committee has the authority to amend the TCF Financial 1995 Incentive Stock Program and the Supplemental Employee Retirement Plan (the "SERP"); and

    WHEREAS, the SEC has adopted revised rules under Section 16b-3 of the Securities Exchange Act of 1934 relating to the requirements which benefits plans must satisfy in order for transactions in company stock occurring in connection with such plans to be exempt from "short swing profits" liability under Section 16 of that Act; and

    WHEREAS, legal counsel has proposed amendments to various employee plans of this corporation in order to comply with the new Rule 16b-3 and the sub-committee has recommended and approved such amendments to be in the best interests of the corporation and this Board wishes to approve the amendments to the Executive Deferred and Director Plans effective as of November 1, 1996;

NOW, THEREFORE, IT IS HEREBY

    RESOLVED, that the TCF Financial Executive Deferred Compensation Plan be and hereby is amended effective on and after November 1, 1996 to restate Section 10 thereof to read as follows in full:

    2. PERSONNEL COMMITTEE. The Committee shall consist of such members of the Personnel Committee of the Board of Directors of TCF Financial Corporation who qualify as non-employee directors from time to time under Rule 16b-3 of the Securities and Exchange Commission.


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    10.       SPECIAL PROVISIONS FOR EMPLOYEES SUBJECT TO SECTION 16 OF THE
SECURITIES AND EXCHANGE ACT OF 1934. Notwithstanding anything in this Plan to the contrary, for an Employee who is subject to liability under Section 16 of the Securities and Exchange Act of 1934, the following special provisions apply:

    a. Any election of Deferred Amounts of salary or incentive compensation under paragraph l.b. shall be exercised in writing by the Employee and filed with the Committee no later than the date prior to the date the first salary or incentive compensation, part or all of which is to become a Deferred Amount, is earned.

    b. Any investment election under paragraph 3 or 4 relating to initial or periodic investment of Deferred Amounts in stock of TCF Financial, whether as a result of an initial or yearly election to participate in the Plan or a change in the level of participation in the Plan, shall be exercised in writing by the Employee and filed with the Committee no later than the date prior to the date the first salary or incentive compensation, part or all of which is to become a Deferred Amount, is earned. Deferred Amounts of salary or incentive compensation, to the extent they are forwarded to the trustee, shall be so forwarded on or immediately after the payroll date of the salary or incentive compensation which is being deferred and shall be deemed to be invested on the same date on which the Trustee purchases the designated investments. The Trustee shall purchase such investments as soon as practicable after the payroll date for which the Deferred Amount is received, and in the case of investments consisting of equity securities of TCF Financial, no later than two weeks after such payroll date with the exact date and purchase terms to be determined by a stock broker or other investment professional on the basis of such person's judgment as to the best available purchase price for the Plan and Trust. If Deferred Amounts are not forwarded to the Trustee, investments in equity securities of TCF Financial shall be deemed to occur at average of the high and low trading price for such securities on the payroll date.

    c. Any investment election under paragraph 3 or 4 relating to liquidation of existing investments and reinvestment or reapplication of proceeds within the Plan or Trust shall be exercised in writing and filed with the Committee by the Employee on any date, provided that any such election relating to equity securities of TCF Financial is at least six months after the date of the Employee's last such discretionary election of an opposite type (buy-sell or sell-buy) relating to equity securities of TCF Financial under this or any other benefit plan of the Company. Liquidation and/or reinvestment of funds within the Plan or Trust under Section 3 or 4 shall occur as soon as practicable after the Employee's election is filed with the Committee, provided that the Committee determines it is a valid election and in the case of liquidation or reinvestment in equity securities of TCF Financial such election is implemented by the Trustee no later than two weeks after the date such election is filed with the Committee and determined to be valid, with the exact date(s) and terms of any such transaction involving equity securities of TCF Financial to be determined by a stock broker or other investment professional on the basis of such person's judgment as to the then best available purchase or sale price for the Plan and Trust. If Deferred Amounts have not been forwarded to the Trustee, to the extent there are no actual funds to implement the Employee's election such election shall be deemed to be


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implemented at the average of the high and low sales prices for the equity securities of TCF Financial on the date the election was filed with the Committee and determined to be valid and for other investments on such basis as the Trustee reasonably determines.

d. In the event of one or more distributions to an Employee subject to this Section under Section 5 of this Plan, the Committee shall specify whether such distributions will be in cash or in kind and, to the extent the account to be liquidated is invested in equity securities of TCF Financial, the value of such securities shall be equal to their value on or about the third business day prior to the date of distribution.

e.  In the case of an Employee subject to this Section, an election under
Section 6 for an emergency payout resulting in liquidation of equity securities of TCF Financial shall be exercised by such Employee no sooner than six months after any election by such Employee to purchase equity securities of TCF Financial under this plan or any other plan of the Company. The value of equity securities of TCF Financial for purposes of such distribution shall be their value on or about the third business day prior to the date of the distribution.


    I, Gregory J. Pulles, Secretary of TCF Financial Corporation do hereby certify that the foregoing is a true and correct copy of excerpt of minutes of the Board of Directors meeting of TCF Financial Corporation held on October 22, 1996, and that the minutes have not been modified or rescinded as of the date hereof.


(Corporate Seal)



Dated:  March 21, 1997
                                       /s/ Gregory J. Pulles
                                        --------------------------------
                                        Gregory J. Pulles